Exhibit 21
Tutor Perini Corporation
Subsidiaries of the Registrant

Name	Business Segment (as applicable)	Place of Organization	Percentage of Interest or Voting Securities Owned

Tutor Perini Corporation		Massachusetts

Tutor Perini Building Corp.	Building	Arizona	100%

Tutor-Saliba, LLC	Building and Civil	California	100%

Tutor-Saliba Corporation	Building and Civil	California	100%

Desert Mechanical Inc.	Specialty Contractors	Nevada	100%

Black Construction Investments, Inc.	Management Services	Guam	100%

Black Construction Corporation	Management Services	Guam	100%

Black Micro Corporation	Management Services	N. Mariana Islands	100%

E.E. Black Limited	Management Services	Hawaii	100%

Perini Management Services, Inc.	Management Services	Massachusetts	100%

James A. Cummings, Inc.	Building	Florida	100%

Cherry Hill Construction, Inc.	Civil	Maryland	100%

Rudolph and Sletten, Inc.	Building	California	100%

Keating Building Company	Building	Delaware	100%

Bow Equipment Leasing Company, Inc.	N/A	New Hampshire	100%

Superior Gunite LLC	Specialty Contractors	Delaware	100%

Superior Gunite	Specialty Contractors	California	100%

Johnson Western Constructors, Inc.	Specialty Contractors	California	100%

Johnson Western Gunite Company	Specialty Contractors	California	100%

Valley Concrete & Framing, Inc.	Specialty Contractors	California	100%

Fisk Acquisition, Inc.	Specialty Contractors	Delaware	100%

Fisk Electric Company	Specialty Contractors	Texas	100%

Fisk International, Ltd.	Specialty Contractors	Delaware	100%

Anderson Companies, Inc.	Building	Delaware	100%

Brice Building Company, LLC	Building	Delaware	100%

Harrell Contracting Group, LLC	Building	Mississippi	100%

Roy Anderson Corp	Building	Mississippi	100%

Lunda Construction Company	Civil	Wisconsin	100%

Frontier-Kemper Constructors, Inc.	Civil	Indiana	100%

GreenStar Services Corporation	Specialty Contractors	Delaware	100%

Five Star Electric Corp.	Specialty Contractors	New York	100%

WDF Inc.	Specialty Contractors	New York	100%

Nagelbush Mechanical, Inc.	Specialty Contractors	Florida	100%

Airtech Systems Inc.	Specialty Contractors	Delaware	100%

Safe Harbor Electric Inc.	Specialty Contractors	Delaware	100%

Becho, Inc.	Civil	Utah	100%

PCR Insurance	Insurance	California	100%